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                                                           EXHIBIT 21



                              LIST OF SUBSIDIARIES


        SUBSIDIARY                               JURISDICTION OF INCORPORATION
        -----------                              -----------------------------
South Side National Bank in St. Louis             National bank
State Bank of Jefferson County                    Missouri state bank
Bank of Ste. Genevieve                            Missouri state bank
The Bank of St. Charles County                    Missouri state bank